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                                                                     Exhibit 23





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-58259 of The Elder-Beerman Stores Corp. on Form S-8 of our report dated April 14, 2000, appearing in this report on Form 11-K of The Elder-Beerman Stores Corp. Retirement Savings Plan for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP

Dayton, Ohio
June 28, 2000